As filed with the Securities and Exchange Commission on August 4, 1998
                                     Registration Statement No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------

                      FORTUNE NATURAL RESOURCES CORPORATION
             (Exact Name of Registrant as specified in its charter)
                    (formerly Fortune Petroleum Corporation)


                    DELAWARE                              95-4114732
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
         incorporation or organization)

                                                    TYRONE J. FAIRBANKS
                                           FORTUNE NATURAL RESOURCES CORPORATION
       515 WEST GREENS ROAD, SUITE 720        515 WEST GREENS ROAD, SUITE 720
            HOUSTON, TEXAS 77067                   HOUSTON, TEXAS 77067
      (Address, including zip code, and        (Name, address, including zip
  telephone number, including area code,        code, and telephone number,
         of registrant's principal             including area code of agent
            executive offices)                          for service

                                   COPIES TO:
                              Bruce L. Ashton, Esq.
                                 Reish & Luftman
                        11755 Wilshire Blvd., 10th Floor
                          Los Angeles, California 90025


          FORTUNE NATURAL RESOURCES CORPORATION 1998 STOCK OPTION PLAN
        FORTUNE NATURAL RESOURCES CORPORATION 401(K) PROFIT SHARING PLAN
                            (FULL TITLE OF THE PLANS)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
Title of Securities     Amount       Proposed Maximum     Proposed Maximum       Amount of
 to be Registered        to be        Offering Price     Aggregate Offering    Registration
                     Registered(1)      Per Share (2)          Price               Fee
---------------------------------------------------------------------------------------------
Common Stock            40,000           $1.50(3)           $   60,000             $18
$.01 par value          shares(3)
Common Stock            727,500          $1.5625(3)         $1,136,719             $335
$.01 par value          shares
-------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee.

(3) Pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933 as amended, the proposed offering price per share for the 1998 Stock Option Plan shares is based upon the average price at which options may be exercised. The proposed offering price for the 401(k) Profit Sharing Plan shares is based upon the estimated average closing price of the Company's Common Stock of the consolidated market as quoted by the American Stock Exchange on the last day of trading for each month in such calendar year.

                      FORTUNE NATURAL RESOURCES CORPORATION
                             1998 STOCK OPTION PLAN

                            GENERAL PLAN DESCRIPTION
                                   August 1998


     This Description provides information about the 1998 Stock Option Plan (the "Plan") adopted by Fortune Natural Resources Corporation ("Fortune" or the "Company") in connection with the offer to sell shares of Fortune common stock, $.01 par value per share (the "Common Stock"), pursuant to such options.

     The terms and conditions of the Plan are summarized in this Description. This Description is not intended as a substitute for the Plan and the option agreements entered into by the Company with option holders. For a complete description of the Plan and the rights of option holders thereunder, reference is made to the Plan, copies of which may be obtained from the Secretary of the Company. For additional information about the Plan, contact

                 Dean W. Drulias, Corporate Secretary
                 Fortune Natural Resources Corporation
                 515 West Greens Road, Suite 720
                 Houston, Texas 77067
                 (281) 872-1170

PLAN INFORMATION

     The Plan gives key employees, officers and directors of the Company the opportunity to take part in the growth of the Company through the purchase of Common Stock pursuant to stock options. The purpose of the Plan is to provide an incentive to such individuals to increase the Company's profitability. Options may be granted under the Plan until December 31, 2002, subject to the right of Fortune's Board of Directors to suspend or terminate the Plan at any time. No such termination or suspension shall affect outstanding options except with the consent of the option holder.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a "qualified" plan under the Internal Revenue Code of 1986, as amended. Under the Plan, both incentive stock options (commonly referred to as "ISOs") and options which do not qualify as ISOs (commonly referred to as "non-qualified options") may be issued. ISOs are entitled to favorable treatment under federal income tax law. For further information on the tax treatment of the grant and exercise of options under the Plan, see "Federal Income Tax Matters" which appears below.

     Subject to adjustment in the event of certain changes in the capitalization of the Company, the aggregate amount of the Common Stock which may be issued by the Company upon the exercise of options as approved by shareholders on July 1, 1997 is as follows:


          Option Grant Period       Shares Available
          -------------------       ----------------
                 1998               up to 2,000,000
                 1999               up to 10% of outstanding stock at 12-31-98
                 2000               up to 10% of outstanding stock at 12-31-99
                 2001               up to 10% of outstanding stock at 12-31-2000
                 2002               up to 10% of outstanding stock at 12-31-2001

     Options will be granted at the discretion of a Committee of the Board of Directors to key employees, officers and directors, although members of the Committee may not receive options under the Plan, unless the grant is approved by a disinterested majority of the Board of Directors. Further, to the extent the aggregate fair market value of options issued under this Plan (and all other plans established by Fortune) exercisable in a calendar year exceeds $100,000, such options will not be treated as ISOs.

     Options granted under the Plan will expire at such time as the Committee may designate at the time the option is granted but not later than 5 years from the date of grant. Subject to the discretion of the Board of Directors within the provisions set by the Plan, the exercise price for the Common Stock subject to the options may be set by the Committee but shall not be less than the greater of (a) the fair market value of the Common Stock on date of grant or (b) the price arrived at pursuant to the following:


          Option Grant Period       Option Prices
          -------------------       -------------
                 1998               100% of fair market on January 1, 1998
                 1999               110% of fair market value on January 1, 1998
                 2000               110% of fair market value on January 1, 1999
                 2001               110% of fair market value on January 1, 2000
                 2002               110% of fair market value on January 1, 2001


     The exercise price must be paid in full in cash at the time of exercise.

     Options granted under the Plan may not be transferred, other than by will or the laws of descent and distribution, and are exercisable generally only so long as the holder remains employed by the Company. Upon termination of employment, except for cause, options remain exercisable for twelve (12) months from the date of termination. Options held by an employee at death are exercisable for up to one year from the date of death.

RESALE RESTRICTIONS

     The Plan does not impose any restrictions on the resale of shares of Common Stock purchased upon the exercise of options granted under the Plan. However, the offer and sale of any such shares must be made in compliance with the requirements of the federal and applicable state securities laws. The Company has filed a registration statement under the Securities Act of 1933 for the purpose of complying with such requirements under federal law. However, all offers and resales by affiliates of the Company (which includes all officers, directors and more than 5% shareholders of the Company) in any three (3) month period are limited under Rule 144, which generally restricts resales to an amount equal to 1% of the Company's outstanding stock.

FEDERAL INCOME TAX MATTERS

     Incentive Stock Options. Option holders are not taxed upon receipt of ISOs or at the time of exercise of the options. The option holder's tax basis in stock purchased upon exercise of the option is the exercise price. If the stock is held for a required holding period (the later of two years after grant of the option or one year from exercise), upon sale of the stock, the option holder is taxed on the difference between the basis in the stock (the option exercise price) and the sales price of the stock. The taxable amount is treated as capital gain and is taxed under the rules set forth in section 1(h) of the Internal Revenue Code. Option holders should consult with their own tax advisors regarding the application of these rules.

     If the stock is sold before satisfying the holding period requirement, the option holder is deemed to have received compensation equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. This latter amount is added to the basis of the stock for computing any capital gain on the sale of the stock.

     Non-Qualified Options. Option holders of non-qualified options also are not taxed at the time of receipt of the options (since the options have no discernable value) but, unlike ISOs, are taxed upon exercise of the option on the difference between the "fair market value" of the stock at the time of exercise and the exercise price. This amount is treated as compensation and is taxable as ordinary income. Further, at the time of sale of the stock, if the sales price exceeds the "fair market value" at the time of exercise of the option, the difference is treated as capital gain income (short-term or long-term depending on how long the stock has been held after exercise of the option).

INFORMATION ABOUT THE COMPANY

     The Company incorporates by reference in this Description the following documents, copies of which may be obtained without charge, upon written or oral request, from the Secretary of the Company shown on the cover page hereof: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997,
(2) Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, and (3) Current Report on Form 8-K filed on March 31, 1998.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Description and prior to the termination of the offering of shares pursuant to outstanding options under the Plan shall be deemed to be incorporated by reference in this Description. Copies of all such documents are also available without charge, upon written or oral request, from the Secretary of the Company.

                      FORTUNE NATURAL RESOURCES CORPORATION
                           401(K) PROFIT SHARING PLAN

                            GENERAL PLAN DESCRIPTION
                                   August 1998


     The 401(k) Profit Sharing Plan (the "401(k) Plan") offered by Fortune Natural Resources Corporation ("Fortune" or the "Company") allows for discretionary matching on the part of the Company in the form of Fortune common stock ("Common Stock"). This Description provides information about the 401(k) Plan in connection with Participant and Company contributions.

     The terms and conditions of the 401(k) Plan are summarized in this Description. This Description is not intended as a substitute for the 401(k) Plan or the Summary Plan Description of the 401(k) Plan. For a complete description of the 401(k) Plan and the rights of Participants thereunder, reference is made to the 401(k) Plan, copies of which may be obtained from the Secretary of the Company. For additional information about the 401(k) Plan, contact:

                  Dean W. Drulias, Corporate Secretary
                  Fortune Natural Resources Corporation
                  515 W. Greens Road, Suite 720
                  Houston, Texas 77067
                  (281) 872-1170

GENERAL PLAN INFORMATION

     The 401(k) Plan gives eligible employees an opportunity to participate in the 401(k) Plan offered by the Company. All individuals employed as of November 1, 1996 and all individuals who have attained age 21 and three months of service with the Company are eligible to participate in the 401(k) Plan except union members and non-resident alien employees. Contributions made by a Participant are allowed as of the first day of the month following their eligibility. A Participant as of that date may elect to defer a portion of his or her pre-tax compensation through a written salary reduction agreement with the Company. Deferrals are subject to percentage and dollar amount limitations set forth in the Internal Revenue Code and discussed in more detail in "Purchase of Securities" which appears below. The Company, in its discretion, may elect to contribute Common Stock to a Participant's account.

     The 401(k) Plan was adopted by the Company effective January 1, 1996. The Company has no current intent to institute any modifications to the 401(k) Plan. Further, the 401(k) Plan is subject to the reporting, disclosure and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The 401(k) Plan is governed and overseen by the Company. The Company is the 401(k) Plan Administrator and responsible for operating all aspects of the 401(k) Plan. To facilitate the administration of the 401(k) Plan, the Company has engaged the services of a third party recordkeeper and a third party investment counselor and asset custodian. Participants are furnished annually with a report setting forth the total amount of money and Common Stock in the 401(k) Plan as well as the specific allocations of plan investments.

PURCHASE OF SECURITIES

     A Participant may elect to commence compensation deferral at any time after eligibility; however, changes in the amount of salary reduction may only be made on January 1 or July 1 of each year. Salary reduction may be made on a percentage basis or dollar amount; however, the salary reduction amount may not exceed the lesser of fifteen percent of income or the maximum dollar amount allowed by law ($10,000 for 1998). Compensation is limited to cash compensation, which includes automobile allowances, commission and any bonuses received by a Participant.

     As stated above, the Company may elect to make discretionary contributions of Common Stock to a Participant's account in the 401(k) Plan. It is currently the Company's intention to make a matching contribution equal to 50% of a Participant's deferral to the 401(k) Plan in the form of Company stock, subject to limitations imposed by the Internal Revenue Code. This policy is subject to change from time to time in the discretion of management of the Company. The amount of the contribution is determined at the end of each calendar year. The price of any Common Stock contributed each year is determined by averaging the closing price of the Company's Common Stock on the consolidated market as quoted by the American Stock Exchange on the last day of trading for each month in such calendar year. Because the 401(k) Plan was adopted by the Company during the second half of 1996, the price used to calculate the Common Stock shares contribution by the Company for the 1996 401(k) Plan year was the average month-end closing price for the last six months of 1996. The contribution is not limited to Company profits.

RESALE RESTRICTIONS

     The Common Stock contributed by the Company may not be resold by the Participant until after the Participant's account is fully vested. Vesting is discussed in more detail in "Forfeitures and Penalties" below. Additionally, the offer and sale or any resale of Common Stock must be made in compliance with the requirements of the federal and applicable state securities laws. The net proceeds from the resale of any Common Stock at the direction of a participant will remain in the Participant's account until the Participant receives a distribution from the 401(k) Plan.

TAX EFFECTS OF PLAN PARTICIPATION

     The 401(k) Plan is a qualified plan under Internal Revenue Code Section 401(a). Participants are not taxed on the contributions that are made by his or her compensation deferral or by Company contributions to the 401(k) Plan. The Company is entitled to a tax deduction for the Participant compensation deferral amount and any Common Stock that is contributed to a 401(k) Plan. Neither the Participant nor the Company is taxed on income generated by the 401(k) Plan until distribution. Distributions from the 401(k) Plan are subject to a twenty percent federal withholding tax unless they are rolled over into an Individual Retirement Account (IRA) or another qualified retirement plan in accordance with federal income tax regulations. If the Participant is under the age of 59 1/2, he or she pays a ten percent add on tax for any amount distributed, subject to certain exceptions.

     Under certain circumstances, the Participant shall pay additional taxes based on the size of the distribution. If the Participant owns more than five percent of the Company, he or she must take distributions from the 401(k) Plan upon reaching the age of 70 1/2. Such distributions are not eligible for roll over into an IRA or another qualified retirement plan.

INVESTMENT FUNDS

     Each Participant has the sole authority to direct the investment of his or her contributions to the 401(k) Plan. As such, the investment responsibility rests solely with the Participant and the Company does not provide advice regarding investment opportunities. Merrill Lynch serves as an investment advisor by providing investment counseling and information, including investment prospectuses, to the Participants. The Participant's account is charged with all brokerage fees charged by Merrill Lynch for handling the Participants' account; however, all other administrative and recordkeeping fees are currently paid by the Company.

DISTRIBUTIONS FROM THE PLAN; ASSIGNMENT OF INTEREST

     Distributions from the 401(k) Plan are only allowed under limited circumstances. Distributions are allowed due to the financial hardship of the Participant. The Company follows the criteria set forth in the Internal Revenue Code to determine financial hardship. Treasury Regulations sections 1.401(k)-1(d)(2)(iv) and 1.401(k)-1(d)-2(ii)(B), allow financial hardship distributions only for medical necessity, downpayment for purchase of principal residence, payment of tuition at the college level for a spouse or child or the need to prevent foreclosure or eviction from the Participant's principal residence.

     A loan may be made to a Participant under certain circumstances for no less than three thousand dollars and no more than the lesser of fifty thousand dollars or one-half of a Participant's vested interest in the 401(k) Plan. Such loans are permitted generally only for certain educational expenses, medical expenses, funeral expenses and expenses associated with the Participant's primary residence.

     Further, a participant is prohibited from assigning, hypothecating or creating a lien on his or her interest in the 401(k) Plan.

FORFEITURES AND PENALTIES

     If a Participant is terminated for any reason before he or she is fully vested, any contribution of Common Stock made by the Company is forfeited. Full vesting occurs after two years of service to the Company. A year of service for vesting purposes starts on the date a Participant first performs an hour of service for the Company and each anniversary thereafter. To be credited with a year of service, a Participant must complete at least one thousand hours of service. If a Participant does not complete at least one thousand hours of service during a twelve-month consecutive period, he or she may suffer a reduction or denial of benefits under the 401(k) Plan.

INFORMATION ABOUT THE COMPANY

     The Company incorporates by reference in this Description the following documents, copies of which may be obtained without charge, upon written or oral request, from the Secretary of the Company shown on the cover page hereof: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997,
(2) Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, and (3) Current Report on Form 8-K filed on March 31, 1998. In addition, copies of all 401(k) Plan documents are also available without charge, upon written or oral request, from the Secretary of the Company.

                             4 0 , 0 0 0 S H A R E S

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                         ------------------------------

     The shares of the Common Stock, $.01 par value (the "Common Stock") of Fortune Natural Resources Corporation ("Fortune" or the "Company") covered by this prospectus may be offered from time to time by the Fortune Natural Resources Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") at the discretion of 401(k) Plan Participants who have the right under the 401(k) Plan to direct the investment in the account. The Company will not receive any proceeds from the sale of shares by the 4019(k) Plan. All proceeds will be received by and retained in the 401(k) Plan until a participant is entitled to receive a distribution from the 401(k) Plan.

     The  401(k)  Plan  acquires  the  shares  through  discretionary   matching
contributions by the Company to the 401(k) Plan.

     The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. To the knowledge of the Company, the 401(k) Plan has made no arrangement with any brokerage firm for the sale of the shares. The 401(k) Plan may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Act. The Common Stock is listed on the American Stock Exchange. On July 31, 1998, the closing price of the Common Stock on such Exchange was $1.00.

     The shares of Common Stock have not been registered for sale under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration of the Common Stock under the securities laws of states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Common Stock.

                         ------------------------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION NOR HAS THE COMMISSION PASSED UPON
                ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

--------------------------------------------------------------------------------
               Price to Public   Underwriting Discount   Proceeds to Company (1)

Per Share....    $  N/A                  N/A                     $  N/A
Total........    $  N/A                  N/A                     $  N/A

--------------------------------------------------------------------------------

 (1) None. All proceeds will be received by the 401(k) Plan. The account of participants in the 401(k) Plan from which shares are sold will bear all commissions payable to brokers or dealers in connection with the sale of shares. The Company will bear all costs of the offering estimated at $5,000.
                         ------------------------------


                  The date of this Prospectus is August 4, 1998

                             ADDITIONAL INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission:
75 Park Place, 14th Floor, New York, New York 10007, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being registered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.



                    INCORPORATION OF INFORMATION BY REFERENCE


     There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (2) Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, and (3) Current Report on Form 8-K filed on March 31, 1998.

     There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     No person is authorized to give any information or make any representations other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                   THE COMPANY


     Fortune is an independent public oil and natural gas company whose primary focus is on exploration for and development of domestic oil and natural gas properties. The Company's principal properties are located onshore and offshore Louisiana and Texas.

     The Company has implemented a program of exploration for significant oil and natural gas reserves using state-of-the-art 3D seismic and computer-aided exploration (CAEX) technology, believing that the use of 3D seismic and CAEX technology provides more accurate and comprehensive geological data for evaluation of drilling prospects than 2D evaluation methods. Since the implementation of this program, the Company has acquired, with other industry partners, interests in over 25 oil and gas prospects in the Louisiana and Texas Gulf Coast regions which are in various stages of evaluation and acquisition and is continually evaluating other 3D and 2D exploration projects.

     The Company also seeks to take advantage of attractive acquisition targets which will enable it to acquire reserves at an attractive price.

     The Company's principal executive offices are located at 515 West Greens Road, Suite 720, Houston, Texas 77067. Its telephone number at that address is
(281) 872-1170.


                                 USE OF PROCEEDS


     The shares which are the subject of this Prospectus may be offered and sold from time to time by the 401(k) Plan, and the Company will not receive any of the proceeds of such sales. The Company agreed to bear all expenses of registering such shares, including legal, accounting and printing costs estimated at $5,000.


                              PLAN OF DISTRIBUTION


     The 401(k) Plan may offer and sell shares pursuant to this Prospectus from time to time on the American Stock Exchange or through individually negotiated transactions or in other ways. The Company is not aware of any agreements which may have been entered into by the 401(k) Plan with brokers, dealers or third parties for the offer or sale of any shares. Except as noted below, the Company will not be a party to any such agreements nor will it participate in the negotiation or consummation of any such agreements or the offer and sale of any of the shares covered by this Prospectus.

     Sales of shares by the 401(k) Plan will be subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended (which, among other things, limits the amount of shares which may be disposed of in any calendar quarter to 1% of the Company's outstanding shares or currently about 121,075 shares each quarter).

     At the date of this Prospectus, the 401(k) Plan owns 15,020 shares allocated to the account of eight participants of the 401(k) Plan. It is anticipated that the Company may contribute up to 17,000 additional shares of Common Stock to the 401(k) Plan in connection with participant deferrals during the 1998 Plan year.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                     EXPERTS


     The financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

========================================

            TABLE OF CONTENTS

                                    PAGE

Cover Page                             1

Additional Information                 2

Incorporation of Information
  By Reference                         2

The Company                            3

Use of Proceeds                        3

Plan of Distribution                   3

Experts                                4



========================================

========================================

              40,000 SHARES

              COMMON STOCK
            ($.01 PAR VALUE)





  FORTUNE NATURAL RESOURCES CORPORATION


              ------------

           P R O S P E C T U S

              ------------








             AUGUST 4, 1998


========================================

                            7 2 7 , 5 0 0 S H A R E S

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                         ------------------------------

     The shares of the Common Stock, $.01 par value (the "Common Stock") covered by this prospectus may be offered from time to time by certain shareholders (the "Selling Shareholders") of Fortune Petroleum Corporation ("Fortune" or the "Company"). The Company will not receive any proceeds from the sale of shares by the Selling Shareholders.

     The Selling Shareholders are officers, directors and key employees of Fortune who acquired their shares through the exercise of stock options granted to them under the Company's 1998 stock option plan.

     The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Act. The Common Stock is listed on the American Stock Exchange. On July 31, 1998, the closing price of the Common Stock on such Exchange was $1.00.

     The shares of Common Stock have not been registered for sale under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration of the Common Stock under the securities laws of states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Common Stock.

                         ------------------------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION NOR HAS THE COMMISSION PASSED UPON
                ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                         ------------------------------

--------------------------------------------------------------------------------
               Price to Public   Underwriting Discount   Proceeds to Company (1)

Per Share....    $  N/A                  N/A                     $  N/A
Total........    $  N/A                  N/A                     $  N/A

--------------------------------------------------------------------------------

(1) None. All proceeds will be received by the Plan. The account of participants in the Plan from which shares are sold will bear all commissions payable to brokers or dealers in connection with the sale of shares. The Company will bear all costs of the offering estimated at $5,000.

                         ------------------------------

                  The date of this Prospectus is August 4, 1998

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission:
75 Park Place, 14th Floor, New York, New York 10007, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the"Securities Act"), with respect to the Common Stock being registered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF INFORMATION BY REFERENCE

     There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (2) Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, and (3) Current Report on Form 8-K filed on March 31, 1998.

     There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     No person is authorized to give any information or make any representations other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                   THE COMPANY


     Fortune is an independent public oil and natural gas company whose primary focus is on exploration for and development of domestic oil and natural gas properties. The Company's principal properties are located onshore and offshore Louisiana and Texas.

     The Company has implemented a program of exploration for significant oil and natural gas reserves using state-of-the-art 3D seismic and computer-aided exploration (CAEX) technology, believing that the use of 3D seismic and CAEX technology provides more accurate and comprehensive geological data for evaluation of drilling prospects than 2D evaluation methods. Since the implementation of this program, the Company has acquired, with other industry partners, interests in over 25 oil and gas prospects in the Louisiana and Texas Gulf Coast regions which are in various stages of evaluation and acquisition and is continually evaluating other 3D and 2D exploration projects.

     The Company also seeks to take advantage of attractive acquisition targets which will enable it to acquire reserves at an attractive price.

     The Company's principal executive offices are located at 515 West Greens Road, Suite 720, Houston, Texas 77067. Its telephone number at that address is
(281) 872-1170.


                                 USE OF PROCEEDS


     The shares which are the subject of this Prospectus may be offered and sold from time to time by the Selling Shareholders, and the Company will not receive any of the proceeds of such sales. The Company agreed to bear all expenses of registering such shares, including legal, accounting and printing costs estimated at $5,000.


                              PLAN OF DISTRIBUTION


     Selling shareholders may offer and sell shares pursuant to this Prospectus from time to time on the American Stock Exchange or through individually negotiated transactions or in other ways. The Company is not aware of any agreements which may have been entered into by any Selling Shareholder with brokers, dealers or third parties for the offer or sale of any shares. Except as noted below, the Company will not be a party to any such agreements nor will it participate in the negotiation or consummation of any such agreements or the offer and sale of any of the shares covered by this Prospectus.

     Sales of shares by affiliates of the Company (including members of management or more than 5% shareholders of the Company) are subject to restrictions on trading in the Company's stock under the Securities Exchange Act of 1934, as amended, as well as certain reporting requirements under such Act. Affiliates who hold shares covered by this Prospectus include Tyrone J. Fairbanks, Dean W. Drulias, Graham S. Folsom, Gary Gelman, Barry Feiner, Daniel
R. Shaughnessy, J. Michael Urban and John L. Collins, all of whom are directors or officers of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The table below sets forth data on the number of shares held by each of the Selling Shareholders who are affiliates of the Company:

                                                                                     SECURITIES
                                                      SECURITIES      SECURITIES    BENEFICIALLY    PERCENTAGE
                                                      BENEFICIALLY         IN        OWNED AFTER     OF CLASS
NAME                    POSITION                         OWNED          OFFERING      OFFERING         OWNED
--------------------    ---------------------------   ------------    ----------    ------------    ----------
Tyrone J. Fairbanks     President,
                          Chief Executive Officer,
                          and Director                   433,521        100,000        533,521         4.2%

John L. Collins         Vice President                   410,267        100,000        510,267         3.3%

Dean W. Drulias         Executive Vice President,
                          General Counsel,
                          Corporate Secretary,
                          and Director                   183,841        150,000        333,841         2.7%

J. Michael Urban        Vice President,
                          and Chief Financial Officer    173,701        150,000        323,701         2.6%

Graham S. Folsom        Director                         134,751         37,500        172,251         1.4%

Gary Gelman             Director                          94,083         37,500        131,583         1.1%

Barry Feiner            Director                          90,493         37,500        127,993         1.0%

Daniel R. Shaughnessy   Director                          34,900         37,500         72,400      less than 1%



                                     EXPERTS


     The financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

========================================


            TABLE OF CONTENTS

                                    PAGE

Cover Page                             1

Additional Information                 2

Incorporation of Information
  By Reference                         2

The Company                            3

Use of Proceeds                        3

Plan of Distribution                   3

Experts                                4




========================================

========================================


             727,500 SHARES

              COMMON STOCK
            ($.01 PAR VALUE)






  FORTUNE NATURAL RESOURCES CORPORATION

              ------------

           P R O S P E C T U S

              ------------








             AUGUST 4, 1998




========================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (2) Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, and (3) Current Report on Form 8-K filed on March 31, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

     Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of Delaware corporations. The Certificate of Incorporation and Bylaws of the Company provide that the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person whom he or she is a legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, against all costs, charges, expenses, liabilities and losses (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

         24.1  Consents of KPMG Peat Marwick LLP (filed herewith).

         25.1 Power of Attorney (included in the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (a) (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus  any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 4, 1998.

                           FORTUNE NATURAL RESOURCES CORPORATION


                           By:  /s/ Tyrone J. Fairbanks
                                ------------------------------------------------
                                Tyrone J. Fairbanks
                                President, Chief Executive Officer and Director


                           By:  /s/ J. Michael Urban
                                ------------------------------------------------
                                J. Michael Urban
                                Vice President, Chief Financial Officer and
                                Chief Accounting Officer

                                POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Tyrone
J. Fairbanks and Dean W. Drulias, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

        Signature                        Title                         Date
        ---------                        -----                         ----

/s/ Tyrone J. Fairbanks        President, Chief Executive         August 4, 1998
---------------------------    Officer, and Director
Tyrone J. Fairbanks


/s/ Dean W. Drulias            Executive Vice President,          August 4, 1998
---------------------------    General Counsel, Corporate
Dean W. Drulias                Secretary and Director


/s/ Graham S. Folsom           Director                           August 4, 1998
---------------------------
Graham S. Folsom


/s/ Dewey A. Stringer, III     Director                           August 4, 1998
---------------------------
Dewey A. Stringer, III


/s/ Barry Feiner               Director                           August 4, 1998
---------------------------
Barry Feiner


--------------------------     Director                           August 4, 1998
Gary Gelman


--------------------------     Director                           August 4, 1998
D. R. Shaughnessy

                                   SIGNATURES


     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 4, 1998.

                                         FORTUNE NATURAL RESOURCES CORPORATION
                                           401(K) PROFIT SHARING PLAN



                                         By:  /s/ Dean W. Drulias
                                              ----------------------------------
                                              Dean W. Drulias
                                              Trustee


                                         By:  /s/ J. Michael Urban
                                              ----------------------------------
                                              J. Michael Urban
                                              Trustee